Exhibit 99.1

This press release may not be distributed, directly or indirectly, into or in, Australia, Japan, Canada, South Africa, Hong Kong or New Zealand. The Offer is not being made to (and acceptances will not be accepted from) persons in those countries or elsewhere where their participation requires further documentation, filing or other measures in addition to those required by Swedish law.

Stanley Black & Decker Increases Its Holding In Niscayah To 98.2 % Of The Shares And 98.7 % Of The Votes In The Extended Acceptance Period

New Britain, Connecticut, September 26, 2011

Stanley Black & Decker, Inc. (NYSE: SWK) (“Stanley Black & Decker”) today announced that an additional 10,428,254 class B shares and 798,800 warrants in Niscayah Group AB (publ) (OMX: NISC) (“Niscayah”), representing approximately 3.0 % of the outstanding shares and approximately 2.1 % of the total number of votes in Niscayah (on a fully diluted basis)i, have been tendered in the extended acceptance period for Stanley Black & Decker’sii recommended all-cash offer to acquire all shares and warrants in Niscayah for SEK 18.00 per share and SEK 0.05 per warrant in cash (the “Offer”).

Stanley Black & Decker declared the Offer unconditional on September 2, 2011, and extended the acceptance period for the remaining shares and warrants up to and including September 23, 2011.

The Offer has in total been accepted by holders of 284,917,520 shares and 4,128,900 warrants, representing approximately 78.1 % of the outstanding shares and approximately 84.5 % of the total number of votes in Niscayah (on a fully diluted basis).iii Together with the 74,248,433 class B shares acquired by Stanley Black & Decker outside of the Offer, Stanley Black & Decker owns approximately 98.2 % of the outstanding shares and approximately 98.7 % of the total number of votes in Niscayah (on a fully diluted basis).iv

For shareholders and/or warrant holders who have accepted the Offer during the extended acceptance period, settlement is expected to commence, as previously communicated, on or about September 30, 2011.

Stanley Black & Decker has decided not to further extend the acceptance period, and has begun compulsory acquisition proceedings for the remaining shares and warrants in Niscayah. An application for delisting of Niscayah’s class B shares from NASDAQ OMX Stockholm has been submitted. The last day of trading in Niscayah’s class B shares on NASDAQ OMX Stockholm will be announced as soon as Niscayah has received confirmation from NASDAQ OMX Stockholm.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, engineered fastening systems, infrastructure solutions and more. Learn more at www.stanleyblackanddecker.com.

The information in this press release was submitted for publication on September 26, 2011 at 9 a.m. (ET) / 3 p.m. (CET).

Contacts (United States):

Kate White Vanek

Vice President, Investor Relations, Stanley Black & Decker

(860) 827-3833

kate.vanek@sbdinc.com

Tim Perra

Director, Global Communications, Stanley Black & Decker

(860) 826-3260

tim.perra@sbdinc.com

Sard Verbinnen & Co

David Reno/Brooke Gordon

(212) 687-8080

Contact (Sweden):

JKL

Erik Nilsson

+ 46 738 394 118

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Stanley Black & Decker makes forward-looking statements in this press release which represent its expectations or beliefs about future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward looking statements made in this press release, include, but are not limited to, statements concerning the date for settlement.

You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other known and unknown factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to, the failure to consummate, or a delay in the consummation of, the transaction for various reasons.

Forward-looking statements made herein are also subject to risks and uncertainties, described in: Stanley’s 2010 Annual Report on Form 10-K, its Quarterly Report on Form 10-Q for the quarter ended July 2, 2011; and other filings the Company makes with the Securities and Exchange Commission. In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements. The Company makes no commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement.

[i]	Based on 370,058,897 shares in Niscayah (including 1,492,835 treasury shares and 5,000,000 warrants).
ii	The Offer was made through its indirect wholly-owned subsidiary SBD Holding AB (“SBD Holding”).
iii	See footnote i.
iv	See footnote i.

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